Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒                             Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement – 2007 Annual Meeting of Shareholders

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

TEAM, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

The following should be read in conjunction with the definitive proxy statement on Schedule 14A, filed by Team, Inc. (the “Company”) with the Securities and Exchange Commission on August 23, 2007 and mailed to the Company’s shareholders on August 27, 2007.

Equity Compensation Plan Information

The following table sets forth information as of May 31, 2007, with respect to the Company’s equity compensation plans previously approved by shareholders and equity compensation plans not previously approved by shareholders. This information is not adjusted for the August 29, 2007 stock split.

	Equity Compensation Plans
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))(c)
Equity compensation plans approved by shareholders	1,294,979	$18.37	288,084
Equity compensation plans not approved by shareholders (1)	115,934	3.63	Not Applicable

Total	1,410,913	$17.16	288,084

(1)	Represents options granted to the Company’s CEO as an inducement for his employment in November, 1998. All such options are now fully vested.

Through September 21, 2007, 108,669 options that were outstanding on May 31, 2007 have been exercised. The number of options is unadjusted for the August 29, 2007 stock split.